UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 5, 2005

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 29, 2005, Enesco Group, Inc. accepted the resignation of Hector Orci from its Board of Directors effective July 1, 2005. Mr. Orci was only able to attend three of the thirteen full Board meetings in 2004 as he took a medical leave from July through December 2004. Mr. Orci is unable to attend Board meetings for the remainder of 2005 due to medical reasons. Consequently, the Chairman of the Board of Directors has accepted his resignation. He was a member of Enesco’s Audit Committee and a member of the Nominating and Governance Committee until May 18, 2005.

Item 8.01 Other Events.

John Hammond, Chairman and Director of Enesco Limited, a wholly-owned European subsidiary of Enesco Group, Inc., is retiring on July 6, 2005, after 30 years with Enesco Limited. Mr. Christophe Jeannin of Keystone Consulting Group will act as interim Managing Director until a new permanent leadership structure is announced. The interim leadership team also includes Lawrence Jennings, Chief Operating Officer and Ken Johnson, Executive Vice President.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

July 5, 2005	By:	/s/ Cynthia Passmore-McLaughlin

Name: Cynthia Passmore-McLaughlin
Title: President and Chief Executive Officer